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                              [FORM OF PROXY CARD]

                                     PROXY
                              CTG RESOURCES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 18, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Arthur C. Marquardt and Harvey S. Levenson, or either of them, proxies with full power of substitution to vote all shares of common stock of CTG Resources, Inc. standing in the name of the undersigned at the special meeting of CTG Resources, Inc. shareholders to be held on Monday, October 18, 1999, at 10:30 a.m. local time, at CTG Resources Inc.'s principal executive offices, 100 Columbus Boulevard, Hartford, Connecticut 06103 and any adjournment thereof, as follows:

     Proposal to approve the Agreement and Plan of Merger among CTG Resources,
                Inc., Energy East Corporation and Oak Merger Co.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

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    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                             Dated _______________________, 1999
                                             ___________________________________

                                                          Signature
                                             ___________________________________

                                                          Signature

    PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR VOTING BY TELEPHONE SET FORTH BELOW.

                        REGISTER YOUR VOTE BY TELEPHONE

    Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    WHEN REGISTERING YOUR VOTE BY TELEPHONE, YOU WILL BE ASKED TO ENTER THE NUMBER LOCATED IN THE BOX MARKED "CONTROL NUMBER." YOU WILL THEN HEAR THESE
INSTRUCTIONS:

    - To vote FOR approval of the proposal, press 1;

    - To vote AGAINST the proposal, press 9;

    - To ABSTAIN, press 0.

    WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

    IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK YOUR PROXY.

CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE                   CONTROL NUMBER
1-800-840-1208- ANYTIME
THERE IS NO CHARGE TO YOU FOR THIS CALL.
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                                ADMISSION TICKET

                              CTG RESOURCES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                            MONDAY, OCTOBER 18, 1999
                                   10:30 A.M.

                              CTG RESOURCES, INC.
                             100 COLUMBUS BOULEVARD
                             HARTFORD, CONNECTICUT

PLEASE ADMIT                                                    NON-TRANSFERABLE